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                                                                     EXHIBIT 2.4

                       SECOND AMENDMENT TO SHARE SALE DEED

DATE 14 March 2001

PARTIES

1. BT INVESTMENTS (AUSTRALIA) LLC c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

         B.T. FOREIGN INVESTMENT CORPORATION c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

         DEUTSCHE NEW ZEALAND LIMITED (formerly called BT New Zealand Limited) of Level 7, Price Waterhouse Centre, 66 Wyndham Street, Auckland, New Zealand;

         B.T. INTERNATIONAL (DELAWARE), INC. c/o U.S. Corporation Company 1013 Centre Road, Wilmington, Delaware 19805, United States of America;

         DB NOMINEES (HONG KONG) LIMITED (formerly called BT Nominees (H.K.) Limited) of 36th Floor, Two Pacific Place, 88 Queensway, Hong Kong,

         ("each a VENDOR")

2. DEUTSCHE BANK AG (ARBN 064 165 162) of Level 28, 31 West 52nd Street, New York, New York 10005, United States of America (the "WARRANTOR").

3. BANKERS TRUST CORPORATION of BT Plaza, 130 Liberty Street, New York, New York 10005, United States of America (the "VENDORS' GUARANTOR").

4. PRINCIPAL FINANCIAL GROUP (AUSTRALIA) PTY LIMITED (ACN 087 480 313) (formerly of Level 17, 201 Miller Street, North Sydney, New South Wales, 2060, Australia and of Level 27, 530 Collins Street, Melbourne, Victoria, 3000, Australia) now of Level 15, The Chifley Tower, 2 Chifley Square, Sydney, New South Wales, Australia (the "PURCHASER").

5. PRINCIPAL FINANCIAL SERVICES, INC. of 711 High Street, Des Moines, IA 50392-0300, United States of America (the "PURCHASER'S GUARANTOR").

RECITALS

A. The parties are parties to a Share Sale Deed dated 17 June 1999 which was amended by a Deed of Amendment dated 31 August 1999 (the Share Sale Deed as so amended being hereinafter called "SHARE SALE DEED").

B.       Clause 8 of the Share Sale Deed is unclear in its operation as Clause
         8.1 contains representations, warranties and indemnities by the Warrantor only whereas the remaining provisions of Clause 8 contain references to the Warrantor and Vendors in circumstances consistent with the Clause 8.1 representations, warranties and indemnities being given by the Warrantor and the Vendors. The parties have agreed to clarify this in the manner set out in this Deed.
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C.       The parties wish to amend the Share Sale Deed and to record certain other matters relating to the transactions provided for in the Share Sale Deed.

IT IS AGREED AS FOLLOWS

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Unless the context requires otherwise, terms which are defined in the Share Sale Deed shall have the same meaning in this Deed.

1.2      INTERPRETATION

         Clause 1.2 of the Share Sale Deed shall apply to this Deed to the same extent as if set out in full in this Deed.

2.       ADDITION OF VENDORS AS CO-WARRANTORS AND INDEMNITORS

2.1      REPLACEMENT OF CLAUSE 8.1 OF SHARE SALE DEED

         Clause 8.1 of the Share Sale Deed is replaced with the following:

         "8.1     WARRANTIES AND INDEMNITY BY THE WARRANTOR AND THE VENDORS

                  (a) The Warrantor and each of the Vendors jointly and severally represents and warrants to the Purchaser, the Purchasers Guarantor and the Purchaser Entities in the terms set out in Parts I and II of Schedule 4 and make no other warranties.

                  (b) Subject to the other provisions of this Clause 8, the Warrantor and each of the Vendors jointly and severally indemnifies the Purchaser against any Claim which is incurred or suffered by or brought or made or recovered against any Group Member or in respect of any Offshore FM Business and which constitutes a breach of the Warranties."

2.2      CONSEQUENTIAL AMENDMENTS TO CLAUSE 8 AND SCHEDULE 4

         (a) In line 5 of Clause 8.6(e) after "Warrantor" insert "or the relevant Vendor (as applicable)".

         (b)      In line 1 of Clause 8.6(l) after "Warrantor" insert "or a
                  Vendor".

         (c)      In line 2 of Clause 8.8 after "Warrantor" insert "and the
                  Vendors".

         (d)      In line 2 of Clause 8.11 after "Warrantor" insert "and/or a
                  Vendor".

         (e) In line 1 of Clause 8.13(e) after "Warrantor" insert "or the Purchaser".

         (f)      In line 1 of Clause 8.14(b) after "Warrantor" insert "or a
                  Vendor".

         (g)      In line 2 of Clause 8.14(c) after "Warrantor" insert "or a
                  Vendor".
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         (h)      In the heading of Part 1 of Schedule 4 after "Warrantor's"
                  insert "and Vendors'".

         (i) In line 2 of Clause 2.4 of Part 1 of Schedule 4 replace "is" with "and the Vendors are".

         (j) In line 1 of Clause 6.3 of Part 1 of Schedule 4 replace "does" with "and the Vendors do".

         (k) In line 5 of Clause 10.5 of Part 1 of Schedule 4 replace "is" with "and the Vendors are".

         (l) In line 1 of Clause 10.6 of Part 1 of Schedule 4 replace "does" with "and the Vendors do".

         (m) In line 1 of Clause 12.6 of Part II of Schedule 4 after "Warrantor" insert ", the Vendors".

         (n) In line 1 of Clause 12.7 of Part II of Schedule 4 replace "is" with "and the Vendors are".

         (o) In line 1 of Clause 12.8 of Part II of Schedule 4 replace "is" with "and the Vendors are".

2.3      Amendment of Clause 32 of Share Sale Deed

         Clause 32 of the Share Sale Deed is amended as follows:

(a)      in Clause 32(b):

         (i) in line 1 after "Warrantor" insert "and each of Vendors jointly and severally";

         (ii) in line 6 of Clause 32(b)(ii)(A) after "Warrantor" insert "or a Vendor"; and

         (iii) in line 1 of Clause 32(b)(ii)(E) after "Warrantor" insert ", each Vendor";

(b) in line 1 of Clause 32(c)(i) after "Warrantor" insert "and each Vendor";

(c)      in Clause 32(d):

         (i)      in line 1 after "Warrantor" insert "and/or the relevant
                  Vendor"; and

         (ii) in line 5 after "Warrantor" insert "or the relevant Vendor (as the case may be)".

2.4      Ratification and confirmation

         In all other respects the parties ratify and confirm their obligations under the Share Sale Deed.

3. INDEMNITY IN RESPECT OF CERTAIN CLAIMS BY EMPLOYEES AND EX-EMPLOYEES OF THE FM BUSINESSES

3.1      Indemnity

         The Warrantor and each of the Vendors jointly and severally indemnifies the Purchaser and each Purchaser Entity against any Claim which is incurred or suffered by or brought or made or recovered against any Group Member to the extent to which the Claim relates to a claim by an employee or ex-employee of the Group who is or was employed primarily in the conduct of the FM Businesses that he or she is entitled to have his or her entitlement to annual leave or long service leave calculated by reference to his or her total remuneration (i.e. salary plus bonus) for any year up to and including 30 June 2000 rather than by reference to his or her salary
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         only for any such year PROVIDED THAT this indemnity shall not indemnify the Purchaser for any amount which would have been included in an employee's or ex-employee's annual leave or long service leave entitlements if such entitlements had been calculated by reference to the employee's or ex-employee's salary only in any such year.

3.2      Limitation on liability and threshold

         The maximum aggregate liability of the Warrantor and the Vendors under Clause 3.1 and under the Warranties for Claims of the type referred to in Clause 3.1 shall be $8,000,000 and the Warrantor and the Vendors will not be liable to the Purchaser under Clause 3.1 or under the Warranties for Claims of the type referred to in Clause 3.1 unless the amount of the Claim suffered or incurred by the Purchaser or the Group Members either alone or when aggregated with the amount of any other such Claims properly made against the Warrantor and/or the Vendors exceeds $1,000,000 and only to the extent of such excess up to the maximum aggregate liability of the Warrantor and the Vendors of $8,000,000.

3.3      Application of certain provisions of Clause 8 of Share Sale Deed

         Clauses 8.6, (d), (e), (h)(i), (i), 8.10, 8.12, 8.13 and 8.14 of the
         Share Sale Deed shall apply (mutatis mutandis) to the indemnity set out in Clause 3.1.

4.       CONFIRMATION OF APPLICATION OF CLAUSE 32 OF SHARE SALE DEED

4.1      Confirmation of Application of indemnity

         Without any limitation whatsoever to the indemnity set out in Clause 32 of the Share Sale Deed the Warrantor and each of the Vendors confirms that to the extent that BTIA suffers or incurs any Claim in respect of matters which occurred or transactions which were entered into prior to Completion which were not specifically related to the FM Businesses that Claim will fall within the indemnity set out in Clause 32 of the Share Sale Deed and be subject to and governed by that Clause.

4.2      Acknowledgement

         The Warrantor and each of the Vendors acknowledges that the Purchaser has agreed not to do detailed due diligence as part of the Completion Statement process in respect of the matters and transactions referred to in Clause 4.1 in reliance on the confirmation set out in that Clause.

5.       COMPLETION STATEMENT

         (a)      With the exception of the matter raised in paragraph (b):

                  (i) all issues relating to the preparation of the Completion Statement have been agreed; and

                  (ii) the final Completion Statement is annexed hereto and marked "A" ("the Completion Statement") which includes a provision for interest amounting to $717,341 in respect to late lodgement, and payment of estimated income tax in respect to the 1999 income tax returns.

         (b) The Completion Statement includes the following income tax return adjustments:

                  (i) BT Australia Holdings $28,943,924 adjustment to taxable income, (tax effect $10,419,812) in respect of thin capitalisation matters; and
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                  (ii)     BT Australia $29,682,608 adjustment to taxable
                           income, (tax effect $10,685,739) in respect of cost base matters.

                  The Purchaser has agreed to procure that the relevant Group Member(s) lodge a ruling request with the Australian Taxation Office ("ATO") in respect of both of these adjustments. The Purchaser agrees that the Warrantor shall have carriage of such ruling request and shall grant the Warrantor access to such records of such Group Member(s) as shall be necessary to lodge the ruling request and shall provide such other assistance as the Warrantor may reasonably require in respect of the ruling request. The Purchaser will have the right to attend meetings and participate in discussions in respect of the ruling request. The Purchaser agrees to not unreasonably withhold consent to lodge the ruling request and to lodge the ruling request promptly after it has been prepared and that any monies that are refunded by the ATO in relation to the adjustments will be paid to the Warrantor forthwith upon receipt.

                  The Warrantor and each of the Vendors agree with the Purchaser, that any additional income tax interest or penalties as noted in paragraph 5 (a) (ii) above will be paid by the Warrantor, and any monies refunded by the ATO in relation to the adjustments will be paid to the Warrantor in a manner that any such adjustments do not adversely affect the Purchaser or any Group Member.

6.       PATRICKS INFRASTRUCTURE BONDS ("PATRICKS")

         The parties acknowledge that the Patricks transaction (including without limitation, all agreements, arrangements, documents and understandings relating to or connected with Patricks) represent part of the IB Businesses as defined in the Share Sale Deed.
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EXECUTED AND DELIVERED AS A DEED

Each Attorney executing this Deed states that he or she has not received notice of the revocation or suspension of the power of attorney under which he or she does so.

SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )    /s/ Robert Pride
                                             ----------------------------------
BT INVESTMENTS (AUSTRALIA) LLC          )    Signature
BT FOREIGN INVESTMENT CORPORATION       )
DEUTSCHE NEW ZEALAND LIMITED            )    Robert Pride
                                             ----------------------------------
BT INTERNATIONAL (DELAWARE) INC         )    Print Name
DB NOMINEES (HONG KONG) LIMITED         )
BANKERS TRUST CORPORATION and           )    New York
                                             ----------------------------------
DEUTSCHE BANK AG by its attorney        )    Print place of execution
in the presence of:                     )

/s/ T.S. Link

SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )    /s/ Karen E. Shaff
                                             ----------------------------------
PRINCIPAL FINANCIAL GROUP               )    Signature
(AUSTRALIA) PTY LIMITED and             )
PRINCIPAL FINANCIAL SERVICES, INC       )    Karen E. Shaff
                                             ----------------------------------
by its attorney in the presence of:     )    Print Name

                                             Des Moines, Iowa U.S.A.
                                             ----------------------------------
                                             Print place of execution